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                                EXHIBIT 23



                     CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statement of Form S-8, filed herewith, of Twin Disc, Incorporated of our report dated August 13, 2002 relating to the financial statements of Twin Disc, Incorporated - The Accelerator 401(k) Savings Plan, which appear in this Form 11-K.





PricewaterhouseCoopers LLP

Milwaukee, Wisconsin
September 3, 2002